Exhibit 99.1

Cogent Biosciences Announces Pricing of Concurrent Public Offerings of Common Stock and 1.625%

Convertible Senior Notes Due 2031

WALTHAM, Mass. and BOULDER, Colo., November 11, 2025 (GLOBE NEWSWIRE)—Cogent Biosciences, Inc. (“Cogent”) (Nasdaq: COGT), a biotechnology company focused on developing precision therapies for genetically defined diseases, today announced the pricing of its previously announced underwritten public offering of 9,677,420 shares of its common stock at a public offering price of $31.00 per share (such offering, the “Equity Offering”) and its underwritten public offering of $200.0 million aggregate principal amount of its 1.625% convertible senior notes due 2031 (the “Convertible Notes” and such offering, the “Convertible Notes Offering”). The Equity Offering was upsized from the previously announced offering size of $200.0 million of shares of common stock.

Cogent estimates that the net proceeds from the Equity Offering and the Convertible Notes Offering will be approximately $475.3 million, after deducting underwriting discounts and commissions and Cogent’s estimated offering expenses. In addition, Cogent has granted the underwriters of the Equity Offering a 30-day option to purchase up to an additional 1,451,613 shares of its common stock, on the same terms and conditions, and granted the underwriters of the Convertible Notes Offering a 30-day option to purchase up to an additional $30.0 million aggregate principal amount of Convertible Notes, solely to cover over-allotments in the Convertible Notes Offering, on the same terms and conditions.

The Equity Offering is expected to close on November 13, 2025, while the Convertible Notes Offering is expected to close on November 18, 2025, in each case, subject to satisfaction of customary closing conditions. The closing of neither the Equity Offering nor the Convertible Notes Offering is conditioned upon the closing of the other offering.

The Convertible Notes will be general, unsecured, senior obligations of Cogent. The Convertible Notes will accrue interest payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2026, at a rate equal to 1.625% per year. The Convertible Notes will mature on November 15, 2031, unless earlier converted, redeemed or repurchased by Cogent.

Before August 15, 2031, noteholders may convert their Convertible Notes at their option only in certain circumstances. At any time from, and including, August 15, 2031 until the close of business on the scheduled trading day immediately before the maturity date, the Convertible Notes will be convertible at the option of the holders. Cogent will settle conversions by paying or delivering, as applicable, cash, shares of its shares of its common stock, or a combination of cash and shares of its common stock, at Cogent’s election. The initial conversion rate is 22.2469 shares of its common stock, per $1,000 principal amount of the Convertible Notes, which is equivalent to an initial conversion price of approximately $44.95 per share of common stock and represents a conversion premium of approximately 45.0% above the public offering price per share of common stock in the Equity Offering. If a “make-whole fundamental change” (as defined in the indenture that will govern the Convertible Notes) occurs, then Cogent will in certain circumstances increase the conversion rate for a specified period of time.

The Convertible Notes will be redeemable, in whole or in part (subject to certain limitations), at Cogent’s option at any time, and from time to time, on a redemption date on or after November 20, 2029 and on or before the 26th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the common stock exceeds 130% of the conversion price for the Convertible Notes on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date Cogent sends the related redemption notice; and (2) the trading day immediately before the date Cogent sends such notice.

If a “fundamental change” (as defined in the indenture that will govern the Convertible Notes) occurs, then, subject to certain exceptions, noteholders may require Cogent to repurchase their Convertible Notes at a cash repurchase price equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

Cogent intends to use the net proceeds from the Equity Offering and the Convertible Notes Offering to repay $50 million of loans outstanding under its existing term loan facility, plus accrued interest and associated fees, and the remainder for development and regulatory activities relating to bezuclastinib and other product candidates, the anticipated commercial launch and commercialization of bezuclastinib, as well as for working capital and general corporate purposes.

J.P. Morgan, Jefferies, Leerink Partners and Guggenheim Securities are acting as joint-book running managers for the Equity Offering. LifeSci Capital is acting as lead manager and Raymond James is acting as co-manager for the Equity Offering.

Jefferies and J.P. Morgan are acting as joint book-running managers for the Convertible Notes Offering.

The securities described above are being offered pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-291384), which was filed with the Securities and Exchange Commission (“SEC”) on November 7, 2025 and automatically became effective upon filing.

Preliminary prospectus supplements and the accompanying base prospectuses relating to and describing the terms of each offering were filed with the SEC on November 10, 2025 and are expected to be available on the SEC’s website on November 12, 2025. Final prospectus supplements and the accompanying base prospectuses relating to and describing the terms of each offering will be filed with the SEC. The securities described above have not been qualified under any state blue sky laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. The offerings can be made only by means of prospectus supplements and accompanying base prospectuses, copies of which may each be obtained at the SEC’s website at www.sec.gov, or by request to Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmorgan.com and postsalemanualrequests@broadridge.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Ave., New York, NY 10017, or by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

About Cogent Biosciences, Inc.

Cogent Biosciences is a biotechnology company focused on developing precision therapies for genetically defined diseases. The most advanced clinical program, bezuclastinib, is a selective tyrosine kinase inhibitor that is designed to potently inhibit the KIT D816V mutation as well as other mutations in KIT exon 17. KIT D816V is responsible for driving systemic mastocytosis, a serious disease caused by unchecked proliferation of mast cells. Exon 17 mutations are also found in patients with advanced gastrointestinal stromal tumors, a type of cancer with strong dependence on oncogenic KIT signaling. Cogent also has an ongoing Phase 1 study of its novel internally discovered FGFR2 inhibitor. In addition to bezuclastinib, the Cogent Research Team is developing a portfolio of novel targeted therapies to help patients fighting serious, genetically driven diseases initially targeting mutations in FGFR2/3, ErbB2, PI3Kα, KRAS and JAK2. Cogent Biosciences is based in Waltham, MA and Boulder, CO.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, contained in this press release, including statements regarding the timing and completion of the offerings, the satisfaction of customary closing conditions with respect to the offerings, and the anticipated use of proceeds therefrom, are forward-looking statements. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results, the rate of enrollment in our clinical trials and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts or milestones disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: our capital position and the sufficiency of our capital to fund our operations in future periods; our use of the net proceeds of the offerings; risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the offerings; the impact of general economic, health, industrial or political conditions in the United States or internationally; and other risks and uncertainties identified in our filings with the SEC, including our Registration Statement on Form S-3ASR, which was filed with the SEC on November 7, 2025 and automatically became effective upon filing, as may be amended from time to time, together with the accompanying base prospectus contained therein and the documents incorporated by reference therein, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and September 30, 2025, and our subsequent periodic reports filed with the SEC, and the preliminary prospectus supplements related to the offerings. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Contact:

Christi Waarich

Senior Director, Investor Relations

Christi.waarich@cogentbio.com

617-830-1653